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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) made part of this registration statement.


Arthur Andersen LLP
Orange County, California
March 9, 2000